Pear Tree Funds 485BPOS

Exhibit 99.28(i)(27)

John Hunt
Partner
+1 617 338 2961
jhunt@sullivanlaw.com

July 31, 2026

VIA EDGAR

U.S. Securities and Exchange Commission
Division of Investment Management
100 F Street, NE
Washington, D.C. 20549

Re:	Pear Tree Funds Post-Effective Amendment No. 87 to the Registration Statement on Form N-1A File Nos. 333-102055 and 811-03790

Ladies and Gentlemen:

We understand that Pear Tree Funds (the “Registrant”) has enclosed herewith for filing electronically with the Commission pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the “Securities Act”), Post-Effective Amendment No. 87 (the “Amendment”) to the Registration Statement on Form N-1A of the Registrant (the “Registration Statement”), together with the exhibits indicated as being filed therewith.

As indicated on the cover page of the Amendment, the Amendment is to become effective on August 1, 2026 pursuant to paragraph (b) of Rule 485 under the Securities Act.

Our review of the Amendment has not revealed any disclosure that would render it ineligible to become effective pursuant to Rule 485(b).

Very truly yours,

/s/ Sullivan & Worcester LLP

Sullivan & Worcester LLP

JH/hex